Exhibit 10.36

AMENDMENT NO. 1 AND JOINDER

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1, and Joinder dated as of June 7, 2004 (this “Amendment”), by and between JPMORGAN CHASE BANK (the “Buyer”), ABETTERWAYHOME FINANCE, LLC (“Finance” or the “Seller”) and HOMEBANC FUNDING CORP. (“Funding”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of March 8, 2004 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement and to permit Funding to become an additional Seller under the Repurchase Agreement and to enter into Transactions with respect to Mortgage Loans.

Accordingly, the Buyer, the Seller, and Funding hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Agreement and Joinder with respect to Funding. Funding hereby agrees to all of the provisions of the Existing Repurchase Agreement, and effective on the date hereof, becomes a party to the Repurchase Agreement, as Seller, with the same effect as if the undersigned were an original signatory to the Existing Repurchase Agreement. All references to Seller or Sellers in the Repurchase Agreement shall be deemed to include Funding.

SECTION 2. Increased Maximum Purchase Price Period. For purposes of this Amendment, this Section 2 will be effective only during the Increased Maximum Purchase Price Period.

2.1 Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by adding the following defined terms, which amendment shall be effective solely during the Increased Maximum Purchase Price Period (as defined below):

““Increased Maximum Purchase Price Period” shall mean the period beginning on the Amendment Effective Date through and including the earlier of (i) the closing date for the Structured Asset Mortgage Investments II, Trust, Mortgage-Backed Pass-Through Certificates to be issued after the date of this Repurchase Agreement and (ii) July 31, 2004.”

2.2 Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of “Maximum Purchase Price” in its entirety and replacing it with the following language, which amendment shall be effective solely during the Increased Maximum Purchase Price Period:

““Maximum Purchase Price” shall mean $1,000,000,000.”

SECTION 3. Permanent Amendments.

3.1 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Account Agreement”, “Cash Account Control Agreement”, “Change in Control”, “Income”, “Initial Repurchase Date”, “Interest Rate Protection Agreement” “Limited Guarantor”, “Pricing Spread”, “Repurchase Documents” and Termination Date” in their entirety and replacing them with the following:

““Account Agreement” shall mean a letter agreement, dated as of March 8, 2004, between the Seller, the Buyer, and the Bank substantially in the form of Exhibit IV attached hereto, as the same may be amended from time to time.”

““Cash Account Control Agreement” shall mean the agreement dated as of March 8, 2004, between Finance, the Buyer and the Bank substantially in the form of Exhibit IX attached hereto, as the same may be amended from time to time.”

““Change in Control” shall mean:

(A) any transaction or event as a result of which the Limited Guarantor ceases to own, directly or indirectly 100% of the stock of the Seller;

(B) any transaction or event as a result of which the Limited Guarantor is neither the Servicer nor owns, directly or indirectly, 100% of the stock of the Servicer;

(C) the sale, transfer, or other disposition of all or substantially all of a Person’s assets (excluding any such action taken in connection with any securitization transaction); or

(D) the consummation of a merger or consolidation of the Limited Guarantor with or into another entity or any other corporate reorganization, if more than 25% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of the Limited Guarantor immediately prior to such merger, consolidation or other reorganization.”

““Income” shall mean, with respect to any Mortgage Loan or any Repurchase Asset at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon net of any servicing fees due under the Purchase Agreement.”

““Initial Repurchase Date” shall mean the earlier to occur of (a) the closing date for the Structured Asset Mortgage Investments II, Trust, Mortgage-Backed Pass-Through Certificates to be issued after the Amendment Effective Date or such other securitization of Purchased Mortgage Loans subsequent to the Amendment Effective Date and (b) July 31, 2004.”

““Interest Rate Protection Agreement” shall mean, with respect to any or all of the Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or take-out commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by the Seller, the Originator and an Affiliate of the Buyer, and acceptable to the Buyer.”

““Limited Guarantor” shall mean (i) prior to the date of the IPO, HBMC Holdings, LLC and (ii) on and after the date of the IPO, HomeBanc Corp., or any successor thereto.”

““Pricing Spread” shall mean, (a)(i) prior to the date of the IPO, 1.00% and (ii) on and after the date of the IPO, 0.60% or (b) any other amount approved by Buyer and Seller in the related Confirmation “

““Repurchase Documents” shall mean this Repurchase Agreement, the Custodial Agreement, the Purchase Agreement, the Limited Guaranty, the HomeBanc Guaranty, the Cash Account Control Agreement and the Account Agreement.”

““Termination Date” shall mean July 31, 2004; provided that if the IPO occurs before July 31, 2004, the Termination Date shall mean 360 days from the date of the IPO.”

3.2 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the first sentence of the definition of “Asset Value” in its entirety and replacing it with the following:

““Asset Value” shall mean with respect to each Purchased Mortgage Loan, (a) prior to the closing date for the Structured Asset Mortgage Investments II, Trust, Mortgage-Backed Pass-Through Certificates, the lesser of (i) 99% multiplied by the Market Value of such Mortgage Loan and (ii) the outstanding principal balance of such Mortgage Loan (b) on or after the closing date for the Structured Asset Mortgage Investments II, Trust, Mortgage-Backed Pass-Through Certificates, the lesser of (i) 99% multiplied by the Market Value of such Mortgage Loan and (ii) 99% multiplied by the outstanding principal balance of such Mortgage Loan or (c) any other percentage agreed to by Buyer and Seller in the related Confirmation.”

3.3 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting clause (j) of the definition of “Asset Value” in its entirety and replacing it with the following:

“(j) when the Asset Value for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Asset Value for Purchased Mortgage Loans that are 5/6 or 3/6 Adjustable Rate Mortgage Loans exceeds (i) 15% of the Maximum Purchase Price during the Increased Maximum Purchase Price Period or (ii) 20% of the Maximum Purchase Price at any time other than during the Increased Maximum Purchase Price Period.”

3.4 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following defined terms which shall be in their proper alphabetical order, respectively:

““Finance” shall mean Abetterwayhome Finance, LLC, a Delaware limited liability company.

““Funding” shall mean HomeBanc Funding Corp., a Delaware corporation.”

““HomeBanc Guaranty” shall mean that certain Limited Guaranty, dated as of the Amendment Effective Date, from HomeBanc Corp. to the Buyer as the same may be amended from time to time.”

““Permitted Reorganization” shall have the meaning specified in Section 8 of Amendment No. 1 and Joinder to this Repurchase Agreement, dated as of June 7, 2004.”

““Reorganization Indebtedness” shall mean indebtedness of Funding to Finance incurred in connection with a Permitted Reorganization, equal to the excess of the purchase price to be paid by Funding to Finance over the liabilities to be assumed by Funding from Finance which shall be documented as a promissory note or intercompany receivable not to exceed five percent (5%) of the principal balance of the Mortgage Loans being sold and bearing a market rate of interest not to exceed a rate per annum equal to LIBOR plus one and one-half percent (1.50%) and payable on such other terms and conditions as the parties may agree. Finance agrees that (1) no part of the Reorganization Indebtedness shall have any claim to the assets of Funding on a parity with or prior to the claim of the Buyer under this Agreement; (2) unless and until the Transactions outstanding under this Agreement have been repaid in full and this Agreement has terminated, without the express prior written consent of the Buyer, (a) Finance will not take, demand or receive from Funding, and Funding will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Reorganization Indebtedness and (b) Finance will not make any demand for payment of principal or interest thereon; provided, however, that unless an Event of Default has occurred and is continuing hereunder, and provided that no Transactions are outstanding hereunder, Funding may make, upon demand by Finance, and Finance may receive, payments on account of the Reorganization Indebtedness. So long as this Agreement shall not have been terminated, Finance shall not, without the prior written consent of the Buyer sell, assign, or otherwise transfer, in whole or in part, the Reorganization Indebtedness or any interest therein to any other Person.”

SECTION 4. Security Interest. The first paragraph of Section 8 of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Although the parties intend that all Transactions hereunder be sales and purchases and not loans (provided, however, that the parties intend to treat Transactions as Indebtedness for accounting and tax purposes), in the event any such Transactions are deemed to be loans, the Seller hereby pledges to Buyer as security for the performance by the Seller of its Obligations and hereby grants, assigns and pledges to Buyer a security interest in the Purchased Mortgage Loans, the Records, the Repurchase Documents (to the extent such Repurchase Documents and the Seller’s rights thereunder relate to the Purchased Mortgage Loans), any Property relating to any Purchased Mortgage Loan or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Mortgage Loan, the Collection Account, the Cash Account, any Interest Rate Protection Agreements relating to any Purchased Mortgage Loans, any rights (but excluding the obligations) to participation interests in any Interest Rate Protection Agreement relating to any Purchased Mortgage Loan, any accounts relating to any Purchased Mortgage Loan, and any other contract rights, accounts (including any interest of the Seller in escrow accounts), payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Mortgage Loan and any other assets relating to the Purchased Mortgage Loans or any interest in the Purchased Mortgage Loans, all collateral under any other secured debt facility between the Seller or its Affiliates on the one hand and the Buyer and the Buyer’s Affiliates on the other, and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Custodian’s Certification and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created, and wherever located (collectively, the “Repurchase Assets”).”

SECTION 5. Covenants.

5.1 Subsection (d) of Section 12 of the Existing Repurchase Agreement is hereby amended by adding the following clause:

“(vii) Within one hundred twenty (120) days after the close of each fiscal year, Financial Statements, including a statement of income and changes in shareholders’ equity of the Sellers for such year, and the related balance sheet as at the end of such year, all in reasonable detail.”

5.2 Clause (b) and (c) of Subsection (bb) of Section 12 of the Existing Repurchase Agreement are hereby amended by deleting them in their entirety and replacing them with the following language:

“(b) not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant hereto, the Excess Purchase Price Indebtedness or the Reorganization Indebtedness; (c) not make any loans or advances to any third party, and shall not acquire obligations or securities of the Seller’s Affiliates, other than the Reorganization Indebtedness.”

5.3 Subsection (dd) of Section 12 of the Existing Repurchase Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following language:

“The Seller shall not incur Excess Purchase Price Indebtedness in excess of (i) during the Increased Maximum Purchase Price Period, $10,000,000 and (ii) at all other times, $5,000,000.”

5.4 Section 12 of the Existing Repurchase Agreement is hereby amended by adding the following subsection (ee) at the end thereof:

“(ee) Organizational Documents. Funding shall amend its organizational documents to reflect various separateness provisions in form and substance substantially similar to the separateness provisions set forth in the organizational documents of Finance, within five (5) Business Days after the Amendment Effective Date.”

SECTION 6. Events of Default.

6.1 Section 13 is hereby amended by deleting subsection (b) in its entirety and replacing it with the following language:

“(b) the failure of the Seller to perform, comply with or observe any term, covenant or agreement applicable to the Seller contained in Sections 12(a)(i), (h), (j), (q), (r), (s), (t), (u), (v), (w), (x), (y), (aa), (bb), (cc), (dd) or (ee); or”

6.2 Section 13 is hereby amended by adding subsection (m) thereto with the following language:

“(m) A breach by the Limited Guarantor of any material representation, warranty or covenant set forth in the Limited Guaranty or any other Repurchase Document, any “event of default” by the Limited Guarantor under the Limited Guaranty, any repudiation of the Limited Guaranty by the Limited Guarantor, or if the Limited Guaranty is not enforceable against the Limited Guarantor.”

SECTION 7. Corporate Matters Relating to Funding. (i) Any reference in any representation, warranty, covenant or other provision of the Existing Repurchase Agreement to the status of the Seller as a limited liability company shall, to the extent such representation, warranty, covenant or provision applies to Funding by virtue of this Amendment, be deemed to be a reference to Funding’s status as a Delaware corporation (ii) any reference in any representation, warranty, covenant or other provision of the Existing Repurchase Agreement to the certificate of formation and/ or the limited liability company agreement of the Seller shall, to the extent such representation, warranty, covenant or provision applies to Funding by virtue of this Amendment, be deemed to be a reference to Funding’s organizational documents and (iii) any reference to Abetterwayhome Corp. as the parent of the Seller shall, to the extent such reference applies to Funding by virtue of this Amendment, be deemed to be a reference to HomeBanc Corp., as the parent of Funding.

SECTION 8. Permitted Reorganization. Anything in the Existing Repurchase Agreement, as amended hereby, or any other Repurchase Document to the contrary notwithstanding, (i) Finance may transfer all or substantially all of its assets to Funding, but subject in all instances, to the prior rights of the Buyer under such Repurchase Documents and provided that the Buyer shall have received an opinion or opinions of outside counsel to Seller with respect to the true sale of the Mortgage Loans from Finance to Funding in form and substance acceptable to Buyer and (ii) on or after the date occurring one year and one day after any such transfer of all or substantially all of the assets of Finance, Finance may be dissolved or liquidated or merged or consolidated with any Subsidiary of the Limited Guarantor; and no Default or Event of Default shall occur under any Repurchase Document solely as a result of the actions described in this Section (such actions described herein a “Permitted Reorganization”).

Upon any such dissolution, liquidation, merger or consolidation of Abetterwayhome Finance LLC, Abetterwayhome Finance LLC shall cease to be a party to the Existing Repurchase Agreement and the other Repurchase Documents.

SECTION 9. Notices to Funding. Any notice required or permitted to be given to Funding under the Existing Repurchase Agreement, as amended hereby, shall be provided at the following address, subject to all of the other terms and conditions contained in the relevant provisions of the Existing Repurchase Agreement, as amended hereby.

2002 Summit Boulevard

Suite 100

Atlanta, GA 30319

Attention: Steven R. McClellan, Executive Vice President and Chief Financial Officer

Phone: (404) 459-7620

Fax: (404) 705-0324

SECTION 10. Effect of Joint and Several Liability. No Default or Event of Default shall result under any Repurchase Document as a consequence of the Seller’s and Funding’s obligations under Section 13 of this Amendment.

SECTION 11. Exhibits.

11.1 On the Amendment Effective Date, Exhibit VIII to the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A to this Amendment.

11.2 On the date of the IPO, Exhibit VIII to the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit B to this Amendment.

SECTION 12. Conditions Precedent. This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

12.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered and duly authorized officers of the Buyer, the Seller and Funding;

(b) Amendment No. 1 to Limited Guaranty, executed and delivered by duly authorized officers of the Buyer and the Limited Guarantor;

(c) the HomeBanc Guaranty executed and delivered by duly authorized officers of HomeBanc Corp.;

(d) Amendment No. 1 and Joinder to Purchase Agreement, executed and delivered by duly authorized officers of the Buyer, the Seller, Funding and the Servicer;

(e) Amendment No. 1 and Joinder to Custodial Agreement, executed and delivered by duly authorized officers of the Buyer, the Seller, Funding and the Custodian;

(f) Amendment No. 1 and Joinder to Electronic Tracking Agreement, executed and delivered by duly authorized officers of the Buyer, the Seller, Funding, the Electronic Agent and MERS;

(g) Amendment No. 1 and Joinder to Collection Account Control Agreement, executed and delivered by duly authorized officers of the Buyer, the Seller, Funding and the Bank;

(h) a contribution agreement between the Seller and Funding regarding the sharing of the Obligations, executed and delivered by duly authorized officers of the Seller and Funding;

(i) Evidence that all other actions necessary, or in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1 with respect to Funding and UCC-3 with respect to Seller;

(j) A favorable written opinion of counsel to the Seller and Funding, dated as of the date hereof (which shall include, without limitation, creation and perfection of the security interests created herein, corporate and enforceability opinions related to the execution of this Amendment);

(k) An opinion or opinions of outside counsel to Funding with respect to the non-consolidation of Funding with the Limited Guarantor in the case of insolvency of the Limited Guarantor in form and substance acceptable to the Buyer;

(l) A bring-down opinion or bring-down opinions of outside counsel to Seller with respect to the non-consolidation of Seller with the Limited Guarantor in the case of insolvency of the Limited Guarantor in form and substance acceptable to the Buyer;

(m) An opinion or opinions of outside counsel to Funding with respect to the true sale of the Mortgage Loans from the Originator to Funding in form and substance acceptable to the Buyer;

(n) A bring-down opinion or bring-down opinions of outside counsel to Seller with respect to the true sale of the Mortgage Loans from the Originator to Seller in form and substance acceptable to the Buyer;

(o) A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of Funding and HomeBanc Corp. and of all corporate or other authority for Funding HomeBanc Corp. with respect to the execution, delivery and performance of this Amendment and the Repurchase Agreement and each other document to be delivered by Funding HomeBanc Corp. form time to time in connection herewith (and the Buyer may conclusively rely on such certificate until it receives notice in writing from Funding HomeBanc Corp. to the contrary); and

(p) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 13. Representations and Warranties.

(a) Seller and Funding each hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and each hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

(b) In addition, Funding makes the following representation and warranty as of the Amendment Effective Date, and as of each Purchase Date:

“Chief Executive Office/Jurisdiction of Organization. Funding’s chief executive office is, and has been, located at 2002 Summit Boulevard, Suite 100, Atlanta, GA 30319. Funding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

SECTION 14. Joint and Several Obligations. Each Seller and Buyer hereby acknowledge and agree that the Seller and Funding are each jointly and severally liable to Buyer for all of their respective representations, warranties and covenants hereunder and under the Existing Repurchase Agreement. Accordingly, each Seller waives any and all notice of creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon such Seller’s joint and several liability. Each Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Seller with respect to the Obligations. When pursuing its rights and remedies hereunder against either Seller, Buyer may, but shall be under no obligation, to pursue such rights and remedies hereunder against either Seller or any other Person or against any collateral security for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from such Seller or any such other Person to realize upon any such collateral security or to exercise any such right of offset, or any release of such Seller or any such other Person or any such collateral security, or right of offset, shall not relieve such Seller of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against such Seller.

SECTION 15. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 16. Fees. The Sellers agree to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 17. Confidentiality. The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Sellers agree that, unless otherwise directed by a court of competent jurisdiction, they shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 18. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 19. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 20. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

JPMORGAN CHASE BANK, as Buyer

By:	/s/ Jonathan P. Davis
Name: Jonathan P. Davis Title: Vice President

ABETTERWAYHOME FINANCE, LLC as Seller

By:	/s/ Steven R. McClellan
Name: Steven R. McClellan Title: Treasurer

HOMEBANC FUNDING CORP., as Seller

By:	/s/ Steven R. McClellan
Name: Steven R. McClellan Title: Treasurer

EXHIBIT A TO AMENDMENT NO. 1 AND JOINDER

TO MASTER REPURCHASE AGREEMENT

Exhibit VIII

Limited Guarantor’s Officer’s Certificate

I, ___________________, do hereby certify that I am duly elected, qualified and authorized officer of HBMC Holdings, LLC (the “Limited Guarantor”). This Certificate is delivered to you in connection with Section 12(d)(iv) of the Master Repurchase Agreement dated as of March 8, 2004, among Seller and JPMorgan Chase Bank (the “Agreement”). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, the Limited Guarantor is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

(i) Maintenance of Net Worth. The Limited Guarantor has maintained a Net Worth of not less than $24,000,000. The Limited Guarantor has maintained a Net Worth at the end of any calendar quarter of not less than 70% of its Net Worth at the end of the preceding calendar quarter.

(ii) Maintenance of Ratio of Consolidated Indebtedness to Net Worth. On and after May 31, 2004, the Limited Guarantor has maintained the ratio of Consolidated Indebtedness to Net Worth no greater than 75:1.

(iii) No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action the Seller has taken or proposes to take with respect thereto.]

IN WITNESS WHEREOF, I have set my hand this          day of                         ,             .

By:
Name: Title:

EXHIBIT B TO AMENDMENT NO. 1 AND JOINDER

TO MASTER REPURCHASE AGREEMENT

Exhibit VIII

Limited Guarantor’s Officer’s Certificate

I, ___________________, do hereby certify that I am duly elected, qualified and authorized officer of HomeBanc Corp. (the “Limited Guarantor”). This Certificate is delivered to you in connection with Section 12(d)(iv) of the Master Repurchase Agreement dated as of March 8, 2004, among Seller and JPMorgan Chase Bank (the “Agreement”). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, the Limited Guarantor is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

(i) The Limited Guarantor has complied with those financial covenants set forth in Section 11.4 of that certain 6/04 Amended and Restated Senior Secured Credit Agreement, dated as of June 7, 2004 among the Limited Guarantor, the Buyer and such other lenders as may from time to time be party thereto (as amended supplemented or modified from time to time).

(ii) No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action the Seller has taken or proposes to take with respect thereto.]

IN WITNESS WHEREOF, I have set my hand this          day of                         ,             .

By:
Name: Title: